Exhibit 2.01

Resource Extraction Payment Report

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended September 30, 2025, by project and type of payment.

	For the year ended September 30, 2025
	(U.S.$ thousand)(1)
									Community
								Payments for	and social
					Production			infrastructure	responsibility
	Taxes		Royalties	Fees	Entitlements	Bonuses	Dividends	improvements	payments	Total
United States
Compass Minerals International, Inc.	11,741	(2)	—	—	—	—	—	—	—	11,741
Cote Blanche Island	—		—	—	—	—	—	—	—	—
Lyons	—		—	—	—	—	—	—	—	—
Ogden – SOP	—		—	—	—	—	—	—	—	—
Ogden – Solar Salt	—		—	—	—	—	—	—	—	—
Ogden – Magnesium Chloride	—		—	—	—	—	—	—	—	—
Canada
Compass Minerals Canada Corp.	12,168	(3)	—	—	—	—	—	—	—	12,168
Amherst	—		—	—	—	—	—	—	—	—
Goderich Mine	228	(4)	2,372	—	—	—	—	—	—	2,600
Goderich Plant	61	(5)	—	—	—	—	—	—	—	61
Unity	107	(6)	113	—	—	—	—	—	—	220
United Kingdom
Winsford	5,230	(7)	—	—	—	—	—	—	—	5,230
Total	29,535		2,485	—	—	—	—	—	—	32,020

(1)

All payments are reported in U.S. dollars. Payments relating to projects in Canada were made in Canadian dollars and payments relating to the project in the United Kingdom were made in British pound sterling. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of September 30, 2025.

(2)

Compass Minerals International, Inc. (the “Company”) files a consolidated income tax return in the U.S., which includes all U.S. entities including the projects listed. The U.S. Federal Government levies corporate income taxes at the consolidated group level rather than on a per-project basis.  Accordingly, the Company has disclosed payments of taxes at the U.S. consolidated group level. The payments relate not to particular projects but to the consolidated U.S. income of the Company. The reported amount represents $11,741 thousand of Federal income taxes paid to the U.S Federal Government.

(3)

Compass Minerals Canada Corp. files a consolidated income tax return. The Government of Canada levies corporate income taxes at the entity level rather than on a per-project basis. The reported amount represents $9,622 thousand of income taxes on entity-level profits paid to the Canada Revenue Agency, $768 thousand of provincial-level income taxes on entity-level profits paid to the Province of Quebec and $1,778 thousand of provincial-level mining taxes on entity-level profits paid to the Province of Ontario.

(4)	Represents property taxes paid to the Town of Goderich attributable to Goderich Mine.
(5)	Represents property taxes paid to the Town of Goderich attributable to Goderich Plant.
(6)	Represents property taxes.
(7)	Includes $5,147 thousand in income taxes and $489 thousand of property taxes paid in fiscal year 2025, partially offset by $406 thousand of income tax refunds received in fiscal year 2025.

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended September 30, 2025, by government and type of payment.

	For the year ended September 30, 2025
	(U.S.$ thousand)(1)
								Community
							Payments for	and social
				Production			infrastructure	responsibility
	Taxes	Royalties	Fees	Entitlements	Bonuses	Dividends	improvements	payments	Total
United States
U.S. Federal Government	11,741	—	—	—	—	—	—	—	11,741
Canada
Government of Canada	9,622	—	—	—	—	—	—	—	9,622
Government of Ontario	1,778	2,372	—	—	—	—	—	—	4,150
Government of Saskatchewan	—	113	—	—	—	—	—	—	113
Government of Quebec	768	—	—	—	—	—	—	—	768
Rural Municipality of Round Valley No. 410	107	—	—	—	—	—	—	—	107
Town of Goderich	289	—	—	—	—	—	—	—	289
United Kingdom
Government of the United Kingdom	4,741	—	—	—	—	—	—	—	4,741
Cheshire	489	—	—	—	—	—	—	—	489
Total	29,535	2,485	—	—	—	—	—	—	32,020

(1)

All payments are reported in U.S. dollars. Payments relating to projects in Canada were made in Canadian dollars and payments relating to the project in the United Kingdom were made in British pound sterling. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of September 30, 2025.

Payment details disclosure

The table below provides the details of payments made to governments for the fiscal year ended September 30, 2025.

For the year ended September 30, 2025
Subnational						Amount
Jurisdiction	Government	Business segment	Project	Resource	Extraction Method	(U.S.$ thousand)(1)
United States
U.S. Federal Government	U.S. Federal Government	All	Compass Minerals International, Inc. (U.S. consolidated group level)(2)	N/A	N/A	11,741
Louisiana	U.S. Federal Government	Salt	Cote Blanche Island	Rock Salt	Underground Mining	—
Kansas	U.S. Federal Government	Salt	Lyons	Mechanically-Evaporated Salt	Well	—
Utah	U.S. Federal Government	Plant Nutrition	Ogden – SOP	SOP	Well	—
Utah	U.S. Federal Government	Salt	Ogden – Solar Salt	Solar Salt	Well	—
Utah	U.S. Federal Government	Salt	Ogden – Magnesium Chloride	Magnesium Chloride	Well	—
Total						11,741
Canada
Government of Canada	Government of Canada	Salt	N/A(3)	N/A	N/A	9,622
Quebec	Quebec	Salt	N/A(4)	N/A	N/A	768
Ontario	Government of Ontario	Salt	Goderich Mine	Rock Salt	Underground Mining	4,150
Ontario	Town of Goderich	Salt	Goderich Mine	Rock Salt	Underground Mining	227
Ontario	Town of Goderich	Salt	Goderich Plant	Mechanically-Evaporated Salt	Well	62
Saskatchewan	Rural Municipality of Round Valley No. 410	Salt	Unity	Mechanically-Evaporated Salt	Well	107
Saskatchewan	Rural Saskatchewan	Salt	Unity	Mechanically-Evaporated Salt	Well	113
Total						15,049
United Kingdom
United Kingdom	United Kingdom	Salt	Winsford(5)	Rock Salt	Underground Mining	4,741
Cheshire	Cheshire	Salt	Winsford	Rock Salt	Underground Mining	489
Total						5,230

(1)

All payments are reported in U.S. dollars. Payments relating to projects in Canada were made in Canadian dollars and payments relating to the project in the United Kingdom were made in British pound sterling. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of September 30, 2025.

(2)

The Company files a consolidated income tax return in the U.S.  The U.S. Federal Government levies corporate income taxes at the consolidated group level rather than on a per-project basis.  Accordingly, the Company has disclosed payments of taxes at the U.S. consolidated group level.  The payments relate not to particular projects but to the consolidated U.S. income of the Company.

(3)	Compass Minerals Canada Corp. files a consolidated income tax return. The Government of Canada levies corporate income taxes at the entity level rather than on a per-project basis.
(4)	Compass Minerals Canada Corp. files a consolidated income tax return. The Government of Quebec levies corporate income taxes at the entity level rather than on a per-project basis.
(5)	The reported amount represents income taxes paid of $5,147 thousand in fiscal year 2025, partially offset by $406 thousand of income tax refunds received in fiscal 2025.